Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT

This AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this “Amendment”) dated as of February 14, 2017, is entered into by and among ONDECK ASSET FUNDING I LLC, a Delaware limited liability company (“Company”), the Lenders party hereto and ARES AGENT SERVICES, L.P., as Administrative Agent (in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, Company, the Lenders party thereto from time to time, the Administrative Agent, Ares Agent Services, L.P., as Collateral Agent, and Wells Fargo Bank, N.A., as Paying Agent, entered into a Credit Agreement, dated as of August 19, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Lenders have made advances and other financial accommodations to Company. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement;
WHEREAS, Company, the Lenders party hereto and Administrative Agent, have agreed to amend the Credit Agreement as set forth herein subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.AMENDMENTS TO THE CREDIT AGREEMENT
The Credit Agreement is, effective as of the First Amendment Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3.1 hereof, hereby amended as follows:

1.1    Section 1.1 of the Credit Agreement. The definitions of “Amortization Start Date”, “Maximum Upfront Fee” and “Revolving Commitment” set forth in Section 1.1 of the Credit Agreement are amended and restated as follows:
“Amortization Start Date” means the first date upon which one or more of the following occurs:
(a) an Early Amortization Event; or
(b) the date that is the second anniversary of the First Amendment Effective Date (as such date may be extended upon the mutual written agreement of Company and Administrative Agent).
“Maximum Upfront Fee” means, with respect to each Receivable, the greater of (a) $695 and (b) 5.0% of the original aggregate unpaid principal balance of such Receivable (or such higher percentage as may be agreed to in writing by the Administrative Agent upon the request of the Company).

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The Administrative Agent shall update Appendix A from time to time to reflect any changes in Revolving Commitments. The aggregate amount of the Revolving Commitments as of the First Amendment Effective Date is $150,000,000. The Revolving Commitment of each Lender will be equal to zero on the Revolving Commitment Termination Date.
1.2    Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is further amended to add the following definition in the appropriate alphabetical order:
“First Amendment Effective Date” means February 14, 2017.
1.3    Section 7.1(b)(ii) of the Credit Agreement. Section 7.1(b)(ii) of the Credit Agreement is amended to add the following proviso at the end:

; provided further, that the events described in this clause (ii) shall apply to Indebtedness (“Foreign Indebtedness”) for borrowed money of Holdings and its Subsidiaries used to finance loan originations (“Foreign Originations”) in any particular country (any such country, a “Foreign Jurisdiction”) other than the United States and its territories only if, as of any date of determination (after converting all Foreign Originations to Dollars based on the middle market rate for such conversion as quoted on the Bloomberg FX Fixings Screen at 08:00 (London Time) or such other convention mutually agreed to in writing by the Administrative Agent and the Borrower):
(A) the aggregate principal amount of Foreign Originations during the 12-month period immediately preceding such date in all Foreign Jurisdictions with respect to which Foreign Indebtedness has been accelerated exceeds 20% of the aggregate principal amount of all loan originations of Holdings and its Subsidiaries (including Foreign Originations in all Foreign Jurisdictions) during such 12-month period as of such date; or
(B) the aggregate principal amount of Foreign Originations during the 12-month period immediately preceding such date in any single Foreign Jurisdiction with respect to which Foreign Indebtedness has been accelerated exceeds 15% of the aggregate principal amount of all loan originations of Holdings and its Subsidiaries (including Foreign Originations in all Foreign Jurisdictions) during such 12-month period as of such date; or

1.4    Appendix A to the Credit Agreement. Appendix A to the Credit Agreement is amended and restated as follows.

Appendix A
Revolving Commitments (as of the First Amendment Effective Date)

Lender	Revolving Commitment	Pro Rata Share
Ares Commercial Finance LP	$26,785,714.29	17.85715%
Glenlake Loan Fund, LLC	$28,928,571.43	19.28571%
Sonoran Cactus Private Asset Backed Fund, LLC	$72,857,142.86	48.57143%
Ares Centre Street Partnership, L.P.	$21,428,571.43	14.28571%
Total	$150,000,000.00	100%

1.5    Appendix D to the Credit Agreement. Clause (h) of Appendix D to the Credit Agreement is amended and restated as follows:

h.    the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables that have an Outstanding Principal Balance of greater than $200,000 as of such date of determination exceeds 55% of the Outstanding Principal Balance of all Eligible Receivables;

SECTION 2.REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent and Lenders to enter into this Amendment, Company represents and warrants to the Administrative Agent and Lenders, on the First Amendment Effective Date, that the following statements are true and correct, it being understood and agreed that the representations and warranties made on the First Amendment Effective Date are deemed to be made concurrently with the consummation of the transactions contemplated hereby:
2.1    Due Authorization. The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of Company.

2.2    Binding Obligation. This Amendment has been duly executed and delivered by the Company and is the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

2.3    Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date (as defined below) as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

2.4    Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default, an Event of Default or a Servicer Default.

SECTION 3.MISCELLANEOUS

3.1    Conditions of Effectiveness. This Amendment shall become effective as of the date (such date, the “First Amendment Effective Date”) on which the following conditions have been satisfied:

(a) receipt by the Administrative Agent of counterparts of this Amendment executed by Company, the Administrative Agent and the Lenders party hereto;
(b) receipt by the Administrative Agent of counterparts of Amendment No. 1 to the Undertakings Agreement (the “Undertakings Agreement Amendment”) executed by Company, the Administrative Agent and the Lenders party thereto;
(c) receipt by each Lender of all fees due and payable to it pursuant to this Amendment and the Undertakings Agreement Amendment; and
(d) the Company shall have borrowed an additional $12,500,000 of Revolving Loans on such date.
3.2    Reference to and Effect on the Credit Agreement and the Other Credit Documents.

(a)On and after the First Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Credit Documents and the Related Agreements to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. This Amendment is hereby designated as a Credit Document for all purposes of the Credit Documents.

(b)Except as expressly set forth herein, no other amendments, changes or modifications to the Credit Agreement and each other Credit Document are intended or implied, and in all other respects the Credit Agreement and each other Credit Document are and shall continue to be in full force and effect and are hereby in all respects specifically ratified, restated and confirmed by all parties hereto as of the First Amendment Effective Date and Company shall not be entitled to any other further amendment by virtue of the provisions of this Amendment or with respect to the subject matter of this Amendment. To the extent of conflict between the terms of this Amendment and the other Credit Documents, the terms of this Amendment shall control. The Credit Agreement and this Amendment shall be read and construed as one agreement.

(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, Administrative Agent or Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

3.3    Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

3.4    Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

3.5    Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

3.6    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

3.7    Lender Loans on First Amendment Effective Date. The parties hereby acknowledge and agree that the Revolving Loans to be made on the First Amendment Effective Date shall be allocated among the Lenders in amounts determined by the Administrative Agent such that after giving effect to such borrowing, the outstanding amount of the Revolving Loans of each Lender will equal the Pro Rata Share for such lender set forth on Appendix A (as amended hereby) of the aggregate outstanding amount of all Revolving Loans of all Lenders.

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IN WITNESS THEREOF, the parties hereto have caused Amendment No. 1 to the Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

OnDeck Asset Funding I LLC,
as Company

By:/s/ Howard Katzenberg
Name: Howard Katzenberg
Title: Chief Financial Officer

ARES AGENT SERVICES, L.P.,
as Administrative Agent

By:    Ares Agent Services GP LLC
Its:    General Partner

By:/s/ Jeffrey W. Kramer
Name: Jeffrey W. Kramer
Title: Authorized Signatory

ARES Commercial Finance LP,
as a Lender

By:    Ares Commercial Finance GP LP
Its:    General Partner
By:    ACF GP LLC
Its:    General Partner

By:/s/ Matthew Jill
Name: Matthew Jill
Title: Authorized Signatory

Glenlake Loan Fund, LLC,
as a Lender

By:    Ares Management LLC
Its:    Investment Manager

By:/s/ Jeffrey W. Kramer
Name: Jeffrey W. Kramer
Title: Authorized Signatory

SONORAN CACTUS PRIVATE ASSET BACKED FUND, LLC,
as a Lender

By:    Ares Cactus Management GP, LLC
Its:    General Partner

By:/s/ Jeffrey W. Kramer
Name: Jeffrey W. Kramer
Title: Authorized Signatory

ARES CENTRE STREET PARTNERSHIP, L.P., as a Lender

By:    Ares Centre Street GP, Inc.
Its:    General Partner

By:/s/ Matthew Jill
Name: Matthew Jill
Title: Authorized Signatory